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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Eurotech, Ltd.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)

    District of Columbia                                         33-0662435
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(State or other jurisdiction                                   (IRS Employer
     of incorporation)                                       Identification No.)

                 1216 16th Street, N.W.
                      Washington, D.C.                           20036
      ---------------------------------------------         ------------
        (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                           Name of each exchange on which
     to be registered                             each class is to be registered
--------------------------------------------------------------------------------
Common Stock, $.00025 par value                      American Stock Exchange

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

         If this form related to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

         Securities Act registration statement file number to which this form relates __________ (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:

                         ------------------------------
                                (Title of class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         There is incorporated herein by reference the description registrant's securities in its Registration Statement on Form 10, with the amendment thereto reported in its quarterly report on Form 10-Q for the quarter ended June 30, 2000.

ITEM 2.  EXHIBITS

         None required to be filed.


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     EUROTECH  LTD.



August 28, 2000                                      By: /S/ Don V. Hahnfeldt
                                                         -----------------------
                                                             Don V. Hahnfeldt
                                                             President